U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 17, 2007
AMB PROPERTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
Pier 1, Bay 1, San Francisco, California 94111
(Address of principal executive offices) (Zip code)
415-394-9000
(Registrants’ telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On July 17, 2007, we issued a press release entitled “AMB Property Corporation Announces Second Quarter Results,” which sets forth disclosure regarding our results of operations for the first quarter of 2007. A copy of the press release is attached hereto as Exhibit 99.1. This section and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the U.S. Securities and Exchange Commission.
ITEM 8.01 OTHER EVENTS.
On July 17, 2007, we reported results for the second quarter and first six months of 2007.
Funds from operations per fully diluted share and unit was $0.74 for the second quarter of 2007, as compared to $0.87 for the same quarter in 2006. The current quarter results include $0.27 per share of development profits, as compared to $0.48 per share in the second quarter of 2006. Funds from operations per fully diluted share and unit for the six months ended June 30, 2007 was $1.32, as compared to $1.39 for the same period in 2006.
Net income available to common stockholders per fully diluted share for the second quarter of 2007 was $1.10, as compared to $0.80 for the same quarter in 2006. Net income available to common stockholders per fully diluted share for the six months ended June 30, 2007 was $1.35 as compared to $1.06 for the same period in 2006. The increases for the quarter and year-to-date were due primarily to the gain on the contribution of operating properties to our Europe Fund I, which was formed in the second quarter of 2007.
Owned and Managed Portfolio Operating Results
Our operating portfolio occupancy at June 30, 2007 was 96.1%, up 80 basis points from March 31, 2007 and 90 basis points from June 30, 2006. Benefiting from occupancy gains and rising rents in many of our markets, cash-basis same store net operating income in the second quarter of 2007 increased 5.8% over the same period in 2006. In the second quarter of 2007, rents on lease renewals and rollovers in our operating portfolio increased 2.0%, as compared to a decline of 0.9% in the second quarter of 2006.

Investment Activity
New development starts in the quarter totaled approximately 3.2 million square feet in nine projects in North America and Asia, and one value-added conversion project in San Francisco, with an estimated total investment of $265 million. At quarter end, our development pipeline totaled 15.7 million square feet in 41 projects globally and five value-added conversion projects in California, with an estimated total investment of $1.5 billion.
Our development business includes contributions of stabilized properties to affiliated private capital funds or sale of projects to third parties. During the second quarter, we contributed or sold nine development projects totaling 1.3 million square feet for a gross sale price of $159 million.
During the quarter, we acquired 5.4 million square feet of industrial distribution space in 23 properties at a total acquisition cost of approximately $495 million, $478 million of which was acquired for four of our co-investment funds: AMB Institutional Alliance Fund III, AMB Japan Fund I, AMB Europe Fund I and AMB-SGP Mexico. The acquisitions during the quarter expanded our presence in several of our target markets in North America, Europe and Asia, and included entry into our fifth Mexico target market, Tijuana.
As previously announced, we formed AMB Europe Fund I during the quarter with an initial contribution of 4.2 million square feet of operating properties and 0.5 million square feet of development properties. This open-end co-investment fund, with a current gross asset value of approximately $719 million, is our 10th active fund and the 11th fund formed since our 1997 initial public offering. The fund targets investments of distribution facilities in many major European metropolitan areas with economies tied to global trade, including markets in Belgium, France, Germany, Italy, the Netherlands, Spain, the United Kingdom and Central/Eastern Europe.
Additions and Promotions of Company Officers
During the quarter, Peter Schuijlenburg joined us as vice president, general manager for our business in Germany. Mr. Schuijlenburg is located in our Frankfurt office. We announced the following officer promotions during the quarter: Bobby Bransfield was promoted to senior vice president, and Ken Kwan, Mary Lang, Jason Leong, Rowena Manlapaz and David Mims were promoted to vice president.

SUPPLEMENTAL EARNINGS MEASURES
We report funds from operations per fully diluted share and unit (FFOPS) in accordance with the standards established by the National Association of Real Estate Investment Trusts. Included in the footnotes to our attached financial statements is a discussion of why management believes FFOPS is a useful supplemental measure of operating performance, ways in which investors might use FFOPS when assessing our financial performance and FFOPS’s limitations as a measurement tool. Reconciliation from net income to funds from operations and FFOPS is provided in the attached tables.
We believe that net income, as defined by accounting principles generally accepted in the U.S. (GAAP), is the most appropriate earnings measure. However, we consider cash-basis same store net operating income (SSNOI) to be a useful supplemental measure of our operating performance. Properties that are considered part of the same store pool include all properties that were owned as of the end of both the current and prior year reporting periods and exclude development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2005. In deriving SSNOI, we define NOI as rental revenues (as calculated in accordance with GAAP), including reimbursements, less straight-line rents, amortization of lease intangibles, and property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. We consider SSNOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SSNOI helps the investing public compare our operating performance with that of other companies. While SSNOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SSNOI also does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of SSNOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SSNOI. Reconciliation from net income to SSNOI is provided in the attached tables.
“Owned and managed” is defined by us as assets in which we have at least a 10% ownership interest, are the property or asset manager, and which we intend to hold for the long-term.
AMB Property Corporation.® Local partner to global trade.™

We are a global developer and owner of industrial real estate, focused on major hub and gateway distribution markets throughout North America, Europe and Asia. As of June 30, 2007, we owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 136.7 million square feet (12.7 million square meters) in 44 markets within 13 countries. We invest in properties located predominantly in the infill submarkets of its targeted markets. Our portfolio is comprised of High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.
Forward Looking Statements
Some of the information included in this report contains forward-looking statements, such as those related to demand for our product, occupancy levels and rental rate growth, growth in sea container traffic and air cargo volumes, development, value-added conversion, redevelopment and renovation projects (including our ability to lease such projects, square feet at stabilization or completion, costs and total investment amounts), and our ability to grow our private capital business and returns on invested capital and source investment opportunities, and our ability to accomplish future business plans (such as expansion into additional markets) and to meet our forecasts and business goals, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, re-financing risks, risks related to our obligations in the event of certain defaults under joint venture and other debt, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, failure to maintain our current credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2006.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	June 30, 2007	December 31, 2006
Assets
Investments in real estate:
Total investments in properties	$6,406,982	$6,575,733
Accumulated depreciation	(854,227)	(789,693)

Net investments in properties (1)	5,552,755	5,786,040
Investments in unconsolidated joint ventures	349,534	274,381
Properties held for contribution, net	245,632	154,036
Properties held for divestiture, net	45,146	20,916

Net investments in real estate	6,193,067	6,235,373
Cash and cash equivalents and restricted cash	251,052	195,878
Accounts receivable, net	166,449	133,998
Other assets	148,696	148,263

Total assets	$6,759,264	$6,713,512

Liabilities and stockholders’ equity
Secured debt	$1,340,702	$1,395,354
Unsecured senior debt	1,057,498	1,101,874
Unsecured credit facilities	562,184	852,033
Other debt	85,110	88,154
Accounts payable and other liabilities	278,921	271,880

Total liabilities	3,324,415	3,709,295
Minority interests:
Joint venture partners	535,280	555,201
Preferred unitholders	77,563	180,298
Limited partnership unitholders	109,921	102,061

Total minority interests	722,764	837,560
Stockholders’ equity:
Common equity	2,488,673	1,943,240
Preferred equity	223,412	223,417

Total stockholders’ equity	2,712,085	2,166,657

Total liabilities and stockholders’ equity	$6,759,264	$6,713,512

(1)	Includes AMB’s 100% ownership interest in Park One, a 19.9 acre land parcel leased to a parking lot operator in the Los Angeles market immediately adjacent to LAX, for approximately $76 million.

CONSOLIDATED STATEMENTS OF OPERATIONS(1)
(dollars in thousands, except share data)

	For the Quarters Ended		For the Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues
Rental revenues (2)	$162,914	$170,974	$324,996	$342,276
Private capital income	8,518	4,943	14,443	10,049

Total revenues	171,432	175,917	339,439	352,325

Costs and expenses
Property operating costs (3)	(43,304)	(43,589)	(87,551)	(87,732)
Depreciation and amortization	(41,483)	(44,500)	(82,504)	(87,254)
Impairment losses	—	(5,394)	(257)	(5,394)
General and administrative	(30,260)	(25,142)	(60,114)	(47,997)
Other expenses (4)	(1,139)	296	(2,051)	(241)
Fund costs	(277)	(479)	(518)	(1,093)

Total costs and expenses	(116,463)	(118,808)	(232,995)	(229,711)

Other income and expenses
Equity in earnings of unconsolidated joint ventures (5)	1,748	8,278	3,861	10,366
Other income (4)	6,472	2,258	11,979	5,765
Gains from sale or contribution of real estate interests, net	74,707	—	74,843	—
Development profits, net of taxes	28,996	45,698	41,188	46,372
Interest expense, including amortization	(33,369)	(44,310)	(67,951)	(83,704)

Total other income and expenses	78,554	11,924	63,920	(21,201)

Income from operations before minority interests	133,523	69,033	170,364	101,413

Minority interests’ share of income:
Joint venture partners’ share of income	(8,067)	(8,895)	(15,260)	(17,297)
Joint venture partners’ and limited partnership unitholders’ share of development profits	(2,574)	(1,619)	(3,136)	(1,651)
Preferred unitholders	(1,480)	(4,024)	(5,179)	(9,025)
Limited partnership unitholders	(4,001)	(341)	(4,495)	(1,068)

Total minority interests’ share of income	(16,122)	(14,879)	(28,070)	(29,041)

Income from continuing operations	117,401	54,154	142,294	72,372

Discontinued operations:
Income attributable to discontinued operations, net of minority interests	484	4,126	1,238	6,471
Gains from disposition of real estate, net of minority interests	384	17,073	419	24,087

Total discontinued operations	868	21,199	1,657	30,558

Net income	118,269	75,353	143,951	102,930
Preferred stock dividends	(3,952)	(3,095)	(7,904)	(6,191)
Preferred unit redemption (issuance costs) discount	(2,927)	77	(2,927)	(1,020)

Net income available to common stockholders	$111,390	$72,335	$133,120	$95,719

Net income per common share (diluted)	$1.10	$0.80	$1.35	$1.06

Weighted average common shares (diluted)	101,361,013	90,135,659	98,305,299	90,147,493

(1)	Effective October 1, 2006, AMB deconsolidated AMB Institutional Alliance Fund III on a prospective basis.

(2)	Pro forma rental revenues for the quarter and six months ended June, 2006 would have been $152,676 and $308,402, respectively, if AMB Institutional Alliance Fund III had been deconsolidated as of January 1, 2006.

(3)	Pro forma property operating costs for the quarter and six months ended June 30, 2006 would have been $39,188 and $79,278, respectively, if AMB Institutional Alliance Fund III had been deconsolidated as of January 1, 2006.

(4)	Includes changes in liabilities and assets associated with AMB’s deferred compensation plan.

(5)	Includes gains on sale of operating properties of $0.0 million and $7.7 million, for the quarters ended June 30, 2007 and 2006, respectively. Includes gains on sale of operating properties of $0.0 million and $8.3 million, for the six months ended June 30, 2007 and 2006, respectively.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS(1)
(dollars in thousands, except share data)

	For the Quarters Ended		For the Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net income available to common stockholders	$111,390	$72,335	$133,120	$95,719
Gains from sale or contribution of real estate, net of minority interests	(75,091)	(17,073)	(75,262)	(24,087)
Depreciation and amortization:
Total depreciation and amortization	41,483	44,500	82,504	87,254
Discontinued operations’ depreciation	4	(62)	8	452
Non-real estate depreciation	(1,401)	(1,068)	(2,578)	(2,068)
Adjustments to derive FFO from consolidated JVs:
Joint venture partners’ minority interests (Net income)	8,067	8,895	15,260	17,297
Limited partnership unitholders’ minority interests (Net income)	4,001	341	4,495	1,068
Limited partnership unitholders’ minority interests (Development profits)	1,251	2,208	1,801	2,240
Discontinued operations’ minority interests (Net income (loss))	25	209	(4)	463
FFO attributable to minority interests	(15,312)	(21,748)	(31,616)	(42,183)
Adjustments to derive FFO from unconsolidated JVs:
AMB’s share of net income	(1,748)	(8,278)	(3,861)	(10,366)
AMB’s share of FFO	5,805	2,096	11,480	5,305

Funds from operations	$78,474	$82,355	$135,347	$131,094

FFO per common share and unit (diluted)	$0.74	$0.87	$1.32	$1.39

Weighted average common share and unit (diluted)	105,806,524	94,520,866	102,866,432	94,534,263

Estimated FFO by business line (1)
Capital Partners FFO per common share and unit (diluted) (1)	$0.05	$0.02	$0.07	$0.04
% of reported FFO	6.7%	2.3%	5.3%	2.9%
Development FFO per common share and unit (diluted) (1)	$0.24	$0.48	$0.36	$0.48
% of reported FFO	32.4%	55.1%	27.4%	34.6%
Real estate operations FFO per common share and unit (diluted) (1)	$0.45	$0.37	$0.89	$0.87
% of reported FFO	60.9%	42.6%	67.3%	62.5%

Total FFO per common share and unit (diluted)	$0.74	$0.87	$1.32	$1.39

(1)	Funds from Operations and Funds from Operations per Share and Unit. The company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the company considers funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, and funds from operations per fully diluted share and unit, or FFOPS, to be useful supplemental measures of its operating performance. FFO is defined as net income, calculated in accordance with GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive the company’s pro rata share of FFO of consolidated and unconsolidated joint ventures. FFOPS is FFO per share of fully diluted weighted average company common stock share and partnership unit. Further, the company does not adjust FFO or FFOPS to eliminate the effects of non-recurring charges. The company believes that FFO and FFOPS, as defined by NAREIT, are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO and FFOPS as supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. The company believes that the use of FFO and FFOPS, combined with the required GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. The company considers FFO and FFOPS to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO and FFOPS can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flow from operations or net income as defined by GAAP and should not be considered as alternatives to those measures in evaluating the company’s liquidity or operating performance. FFO and FFOPS also do not consider the costs associated with capital expenditures related to the company’s real estate assets nor are FFO or FFOPS necessarily indicative of cash available to fund the company’s future cash requirements. Further, the company’s computation of FFO and FFOPS may not be comparable to FFO or FFOPS reported by other real estate investment trusts that do not define the terms in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the company does. Estimated FFO by Business Line is FFO generated by the Company’s Capital Partners, development and real estate operations business lines. Estimated Capital Partners and Development FFO was determined by reducing Capital Partner Income and Development Profits, net of taxes by their respective estimated share of general and administrative expenses. Capital Partners and Developments estimated allocation of total general and administrative expenses was based on their respective percentage of actual direct general and administrative expenses incurred. Estimated Real Estate Operations FFO represents total Company FFO less estimated FFO attributable to Capital Partners and Development. Management believes estimated FFO by business line is a useful supplemental measure of its operating performance because it helps the investing public compare the operating performance of a company’s respective business lines to other companies’ comparable business lines. Further, AMB’s computation of FFO by business line may not be comparable to that reported by other real estate investment trusts as they may use different methodologies in computing such measures.

     The following table reconciles consolidated SS NOI and NOI from net income for the quarters and six months ended June 30, 2007 and 2006 (dollars in thousands):

	For the Quarters Ended		For the Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net income	$118,269	$75,353	$143,951	$102,930
Private capital income	(8,518)	(4,943)	(14,443)	(10,049)
Depreciation and amortization	41,483	44,500	82,504	87,254
Impairment losses	—	5,394	257	5,394
General and administrative and fund costs	30,537	25,621	60,632	49,090
Total other income and expenses	(77,415)	(12,220)	(61,869)	21,442
Total minority interests’ share of income	16,122	14,879	28,070	29,041
Total discontinued operations	(868)	(21,199)	(1,657)	(30,558)

NOI	119,610	127,385	237,445	254,544
Less non same-store NOI	(17,715)	(29,568)	(35,019)	(59,034)
Less non cash adjustments (1)	(1,103)	(2,153)	(2,271)	(5,962)

Cash-basis same-store NOI	$100,792	$95,664	$200,155	$189,548

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits:

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated July 17, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: July 18, 2007	By:	/s/ Tamra D. Browne
Tamra D. Browne
Senior Vice President, General Counsel and Secretary

Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated July 17, 2007.